EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Public Relations 949-926-5555 blanning@broadcom.com	Broadcom Investor Relations T. Peter Andrew Vice President, Investor Relations 949-926-5663 andrewtp@broadcom.com

Broadcom Announces Conclusions of Option Grants Conduct Review

IRVINE, Calif. – Dec. 18, 2006 – Broadcom Corporation (Nasdaq: BRCM) today announced that its Board of Directors has approved the findings and recommendations of its Audit Committee’s review of the conduct and performance of Broadcom management, employees and directors involved in the company’s stock option grant and equity award processes. The Audit Committee conducted its investigation with the assistance of independent legal counsel Kaye Scholer LLP and with the forensic accounting assistance of LECG.

During the Audit Committee’s four-and-a-half month investigation, more than six million pages of documents and electronic information were reviewed. The Committee’s independent counsel also interviewed more than forty individuals. The investigation was accomplished with the full support and cooperation of the company’s management and personnel.

Broadcom previously announced that the Audit Committee had determined that the accounting measurement dates (for purposes of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations) for most option grants awarded between June 1998 and May 2003 differ from the measurement dates originally used for such awards. The company is working expeditiously and presently expects to file an amended Annual Report on Form 10-K/A for 2005 and an amended Quarterly Report on Form 10-Q/A for the first quarter of 2006, reporting adjustments to its prior financial statements, with the U.S. Securities and Exchange Commission (SEC) in January 2007.

Broadcom also previously announced that it received an informal inquiry from the SEC. On December 14, 2006, the company was informed that the SEC has issued a formal order of investigation. Broadcom continues to cooperate with the SEC.

The Audit Committee’s Conclusions

The Audit Committee determined that in mid-2003 significant corrective changes were made to the option granting and documentation process. As a result, each of the option grants and other equity awards made since May 2003 has complied with prevailing accounting rules and is not subject to restatement.

The Committee also determined that between June 1998 and May 2003 Broadcom’s informal option grant procedures and processes lacked adequate controls, and that the company’s documentation and recordkeeping were insufficient to verify many of the original measurement dates.

The Committee concluded that, for option grant dates between November 3, 1998 and May 19, 2003, certain executives and employees selected numerous grant dates after the fact. The Committee further found that, particularly with respect to several company-wide option grants, allocations of grants to individuals occurred after the grant dates for the total shares awarded had been established.

Each of the individuals deemed to have been actively responsible for the selection of option grant dates after the fact has either previously left the company for reasons unrelated to the options investigation, or has recently departed Broadcom as a result of the investigation. In addition, acting on the Committee’s recommendation, the Board of Directors is canceling outstanding unexercised options granted since Broadcom’s initial public offering held by three of the responsible individuals. The value of the options cancelled, based on the difference between their original exercise prices and the fair market value of the underlying shares on December 15, 2006, is more than $37 million.

The Committee also concluded that certain other employees could have made additional inquiry or could have taken additional action to address the inadequacies in the option granting process. As a result of the Committee’s investigation, those individuals have voluntarily agreed that the exercise prices of their outstanding options will be increased to the prices as of the new accounting measurement dates determined by the company.

The Committee further found that, reflecting the lack of adequate controls, there was uncertainty and confusion as to the accounting rules for options, and certain individuals may have acted without fully understanding the rules or whether compensation charges should have been taken.

The Committee determined that all options and other equity awards granted to the company’s founders and all current and former members of the Board of Directors were properly granted. It also found that Broadcom’s Chairman and Chief Technical Officer, Henry Samueli, and all outside Directors reasonably relied upon management and professionals regarding the correct option accounting treatment and grant approval process.

As a result of its investigation, the Audit Committee reaffirmed its full faith and confidence in the integrity of Broadcom’s current President and Chief Executive Officer, Scott A. McGregor, and the company’s Acting Chief Financial Officer, Bruce E. Kiddoo. The Committee further concluded that both Mr. McGregor and Mr. Kiddoo can appropriately serve as officers certifying Broadcom’s financial statements. Finally, the Committee found that Broadcom’s current equity award processes and procedures are appropriate and provide effective controls.

Management’s Comments

Mr. McGregor said: “Broadcom is fully committed to compliance with all applicable accounting standards and regulations. The rigor with which the company has addressed this issue once it was discovered is testimony to our commitment. In addition to conducting an extremely thorough investigation with the assistance of experienced professional advisors and counsel, we have taken appropriate steps to ensure that the company maintains appropriate controls in its equity award processes, and complies fully with relevant accounting practices. Our investors deserve nothing less.”

Approximately 95% of the stock options granted between June 1998 and May 2003 were awarded to employees other than executive officers.

About Broadcom

Broadcom Corporation is a global leader in semiconductors for wired and wireless communications. Our products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom, one of the world’s largest fabless semiconductor companies with annual 2005 revenue of $2.67 billion, is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at 1-949-926-5000 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to, those resulting from the company’s ongoing voluntary review of its equity award practices as described in the SEC Forms 8-K filed July 14, 2006 and September 12, 2006, including, among other things, the scope of the equity awards for which accounting measurement dates will change; the amount and timing of stock-based compensation and other additional expenses to be recorded, and the corresponding restatement of our financial statements; other accounting adjustments that may result from review of our financial statements for the periods in question; the timing of the completion of the audit of our restated financial statements by our independent registered public accounting firm; our ability to file amended periodic reports reflecting our restated financial statements; the ramifications of our inability to file required reports, including our Quarterly Reports on Form 10-Q for the three months ended June 30, 2006 and September 30, 2006, with the SEC on a timely basis; our ability to persuade the Nasdaq Listing Qualifications Panel to grant a formal extension of time to file our delayed Form 10-Q for the quarter ended September 30, 2006 and to meet the conditions specified by the Panel for continued listing of our Class A common stock on The Nasdaq Stock Market; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC, U.S. Attorney’s Office or other governmental agencies which could result in civil or criminal sanctions against the company and/or certain of our current or former officers, directors and/or employees; other actions taken or required as a result of the review, including without limitation the possible termination of employment or changes in responsibilities of company officers and/or employees; and negative tax or other implications for the company resulting from the accounting adjustments and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.